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EXHIBIT 99(a)

        AMERICAN FINANCIAL HOLDINGS, INC.
102 West Main Street
New Britain, Connecticut 06051

REVOCABLE PROXY
Special Meeting of Shareholders
                , 2002

This Proxy is solicited on behalf of the Board of Directors.

        The undersigned, as a holder of common stock of American Financial Holdings, Inc. ("American"), hereby appoints                        and                         , and each of them, as proxies of the undersigned, each with the full power to appoint his, her or its substitute and to act without the other, to represent and to vote as designated on the reverse of this card all of the shares of American common stock which the undersigned is entitled to vote at the special meeting of shareholders to be held at                        ,                         , Connecticut, on                         ,    , 2002, at 10:00 a.m., Eastern Time, or any adjournment or postponement thereof.

        This Proxy may be revoked at any time before it is exercised.

        Shares of American common stock will be voted as specified. Unless otherwise specified, this Proxy will be voted "FOR" the proposal to approve an Agreement and Plan of Merger, dated as of August 22, 2002, between Banknorth Group, Inc. and American and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. If any other matter is properly presented at the special meeting of shareholders, the Proxy will be voted in accordance with the judgment of the persons appointed as Proxies.

        A shareholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope. Shares cannot be voted by the Proxies unless this Proxy Card is signed and returned.

IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

American Financial Holdings, Inc. 102 West Main Street New Britain, Connecticut 06051	I plan to attend the meeting ☐
Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on Touch-Tone Phone 1-800-PROXIES (1-800-776-9437)		It's fast, convenient, and your vote is immediately confirmed and posted
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1-800-PROXIES (1-800-776-9437).	2.	Go to the Website http://www.voteproxy.com
3.	Enter you 14- Voter Control Number located on your Proxy Card above your name.	3.	Enter you 14-digit Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important! Call 1-800-PROXIES to vote anytime prior to 3:00 p.m. on , 2002.		Your vote is important! Go to http://www.voteproxy.com to vote anytime prior to 3:00 p.m. on , 2002.

Do not return your Proxy Card if you are voting by Telephone or Internet

        1.    Proposal to approve and adopt an Agreement and Plan of Merger, dated as of August 22, 2002, between Banknorth Group, Inc. ("Banknorth") and American Financial Holdings, Inc. ("American") and the merger of American with and into Banknorth contemplated by the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        2.    Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

FOR	AGAINST	ABSTAIN
☐	☐	☐

        3.    In their discretion, upon any other matter that may properly come before the special meeting of shareholders or any postponement or adjournment thereof.

        The Board of Directors of American unanimously recommends a vote "FOR" approval of the merger agreement and "FOR" the proposal to adjourn the special meeting if necessary to permit further solicitation of proxies on the proposal to approve the merger agreement. Such votes are hereby solicited by the Board of Directors.

Dated:
Signature
Signature
(print name)

Important: Please sign your name exactly as it appears on the stock certificate. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.
Note: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

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  EXHIBIT 99(a)